UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

IDEAL POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4120 Freidrich Lane, Suite 100 Austin, Texas, 78744
(Address of principal executive offices)(Zip Code)

512-264-1542

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 8, 2021, Ideal Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC (the “Underwriter”), relating to the underwritten public offering of 1,176,500 shares of the Company’s common stock, par value $0.001 per share (the “Offering”). The price to the public for the shares of common stock in the Offering was $17.00 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to 176,475 additional shares of common stock, which was exercised in full by the Underwriter on February 9, 2021. The net proceeds to the Company from the Offering are expected to be approximately $21.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on February 11, 2021.

The Offering is being made pursuant to a prospectus supplement dated February 8, 2021, and a base prospectus dated December 2, 2020, which is part of a registration statement on Form S-3 (File No. 333-250844) that was filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2020 and declared effective by the Commission on December 2, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On February 8, 2021, the Company issued a press release announcing that it had commenced the Offering and a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 8, 2021, between Ideal Power Inc. and The Benchmark Company, LLC.
5.1	Opinion of Perkins Coie LLP.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 8, 2021.
99.2	Press Release, dated February 8, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Dated: February 10, 2021	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer